Exhibit 99.1
CONTACT:
PetSmart Investor Relations
(623) 587-2025
PetSmart Reports Results for the Fourth Quarter and Fiscal Year 2010
Q4 Earnings up 26% to $0.77 per Share; Comp Sales of 6.3%; Total Sales of 8.1%; Comp
Transactions of 4.4%; FY10 Earnings up 26% to $2.01 per Share; Comp Sales of 4.8%; Total Sales
of 6.7%; Comp Transactions of 2.1%
PHOENIX, AZ—(March 1, 2011) — PetSmart, Inc. (NASDAQ: PETM) today reported financial results for the fourth quarter and fiscal year 2010, and provided guidance for 2011.
After market close on February 28, 2011, Thomson Reuters, our investor relations web site service provider, inadvertently published on that web site certain fourth quarter of fiscal 2010 results. The information was available only for a very brief period, and was originally scheduled to be released after the market closed on March 2, 2011. To assure full public dissemination of this information, we are reporting today our financial results for the fourth quarter and full year of fiscal 2010, which includes the financial results that were inadvertently disclosed.
For the quarter, earnings per share were up 26% to $0.77. Comparable store sales, or sales in stores open at least a year, grew 6.3%, benefitting from comparable transactions growth of 4.4%. Total sales for the quarter were up 8.1% to $1.5 billion, partially impacted by $4 million in favorable foreign currency fluctuations. Services sales, which are included in total sales, grew 7.2% to $152 million.
For the year, the company delivered earnings per share of $2.01, up 26% compared to $1.59 last year. Comparable store sales grew 4.8%, benefitting from comparable transactions growth of 2.1%. Total sales for the year were $5.7 billion, up 6.7%, including a favorable impact from foreign currency fluctuations of $25 million, and services sales grew 7.5% to $619 million.
During the year, the company generated $458 million in operating cash flow and spent $125 million in capital expenditures. In addition, the company repurchased $263 million of PetSmart stock during 2010, with $100 million repurchased during the fourth quarter. The company also distributed $53 million in dividends during 2010, ending the year with $353 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.
“We are pleased to report that we exceeded our goals for 2010 and delivered record results,” said Bob Moran, Chief Executive Officer and President. “Our third consecutive quarter of accelerating comparable transactions growth as well as a strong holiday performance led to better-than-expected results for the quarter.”
“For all of 2011, we anticipate comparable store sales growth in the three to four percent range, and total sales growth in the mid-single digits range. We expect earnings per share between $2.23 to $2.35, and spending for capital expenditures projects to be between $130 million to $140 million,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “For the first quarter of 2011, we are expecting comparable store sales of low- to mid-single digits, and earnings per share between $0.52 to $0.56.”
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. EST on March 2, 2011 to discuss results for the fourth quarter and fiscal year 2010. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the first quarter of 2011. In addition, you can listen to the call live by dialing 866-227-1607 (within the United States and Canada) or 703-639-1130 (for international callers), code 1513264.
A phone replay will be available through April 2, 2011, 11:59 p.m. EST, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1513264.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 47,000 associates and operates more than 1,187 pet stores in the United States and Canada, 180 in-store PetSmart PetsHotel(R) cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, PetSmart(R) Doggie Day Camp(SM) pet day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $110 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities(R), PetSmart has helped save the lives of more than 4.4 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2011 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	January 30,	January 31,
	2011	2010
Assets
Cash and cash equivalents	$291,949	$308,360
Short-term investments	9,708	—
Restricted cash	61,439	48,172
Receivables, net	53,971	52,232
Merchandise inventories	615,841	563,389
Deferred income taxes	44,999	36,805
Prepaid expenses and other current assets	46,022	57,652

Total current assets	1,123,929	1,066,610

Property and equipment, net	1,132,435	1,201,857
Equity investment in Banfield	42,858	32,486
Deferred income taxes	96,215	94,901
Goodwill	44,111	42,200
Other noncurrent assets	30,672	23,932

Total assets	$2,470,220	$2,461,986

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$168,776	$212,121
Accrued payroll, bonus and employee benefits	139,359	105,162
Accrued occupancy expenses and deferred rents	64,328	63,142
Current maturities of capital lease obligations	45,277	37,839
Other current liabilities	156,065	146,965

Total current liabilities	573,805	565,229

Capital lease obligations	521,552	533,635
Deferred rents	86,027	91,030
Other noncurrent liabilities	118,194	99,377

Total liabilities	1,299,578	1,289,271

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	16	16
Additional paid-in capital	1,222,340	1,148,228
Retained earnings	1,277,803	1,093,708
Accumulated other comprehensive income	5,380	2,369
Less: Treasury stock	(1,334,897)	(1,071,606)

Total stockholders’ equity	1,170,642	1,172,715

Total liabilities and stockholders’ equity	$2,470,220	$2,461,986

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2011	% of Sales	January 31, 2010	% of Sales	January 30, 2011	% of Sales	January 31, 2010	% of Sales
Merchandise sales	$1,359,619	89.4%	$1,264,044	89.9%	$5,040,807	88.5%	$4,761,039	89.2%
Services sales	151,881	10.0%	141,639	10.1%	618,755	10.9%	575,353	10.8%
Other revenue	8,534	0.6%	—	0.0%	34,235	0.6%	—	0.0%

Net sales	1,520,034	100.0%	1,405,683	100.0%	5,693,797	100.0%	5,336,392	100.0%

Cost of merchandise sales	934,763	61.5%	885,643	63.0%	3,554,387	62.4%	3,402,021	63.8%
Cost of services sales	111,778	7.4%	103,663	7.4%	450,644	7.9%	415,154	7.8%
Cost of other revenue	8,534	0.6%	—	0.0%	34,235	0.6%	—	0.0%

Total cost of sales	1,055,075	69.4%	989,306	70.4%	4,039,266	70.9%	3,817,175	71.5%

Gross profit	464,959	30.6%	416,377	29.6%	1,654,531	29.1%	1,519,217	28.5%

Operating, general and administrative expenses	315,139	20.7%	282,236	20.1%	1,225,803	21.5%	1,150,138	21.6%

Operating income	149,820	9.9%	134,141	9.5%	428,728	7.5%	369,079	6.9%

Interest expense, net	(14,615)	-1.0%	(14,773)	-1.1%	(58,837)	-1.0%	(59,748)	-1.1%

Income before income tax expense and equity in income from Banfield	135,205	8.9%	119,368	8.5%	369,891	6.5%	309,331	5.8%

Income tax expense	(49,096)	-3.2%	(45,960)	-3.3%	(140,396)	-2.5%	(117,554)	-2.2%
Equity in income from Banfield	4,167	0.3%	1,621	0.1%	10,372	0.2%	6,548	0.1%

Net income	$90,276	5.9%	$75,029	5.3%	$239,867	4.2%	$198,325	3.7%

Earnings per common share:
Basic	$0.78		$0.63		$2.05		$1.62

Diluted	$0.77		$0.61		$2.01		$1.59

Weighted average shares outstanding:
Basic	115,222		119,962		116,799		122,363
Diluted	117,712		122,658		119,405		124,701

Stores open at beginning of each period	1,172		1,149		1,149		1,112
Stores opened during each period	17		2		46		45
Stores closed during each period	(2)		(2)		(8)		(8)
Stores open at end of each period	1,187		1,149		1,187		1,149